Exhibit 4.1.4

SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 42

Between

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

And

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

dated effective as of December 11, 2018

Supplemental to

Master First Mortgage Indenture,

Deed of Trust and Security Agreement

Amended, Restated and Effective as of December 15, 1999,

as further supplemented to date

In connection with

Series 2018B Secured Obligations

THIS INSTRUMENT GRANTS A SECURITY INTEREST IN A TRANSMITTING UTILITY.  THE ADDRESSES AND THE SIGNATURES OF THE PARTIES TO THIS INSTRUMENT ARE STATED ON THE SIGNATURE PAGES.  THE TYPES OF PROPERTY COVERED BY THIS INSTRUMENT ARE DESCRIBED IN SECTIONS 1.01 AND 1.02 OF THIS INSTRUMENT.  THIS INSTRUMENT CONTAINS AN AFTER‑ACQUIRED PROPERTY CLAUSE.  PROCEEDS AND PRODUCTS OF COLLATERAL ARE COVERED BY THIS INSTRUMENT.  FUTURE ADVANCES AND FUTURE OBLIGATIONS ARE SECURED BY THIS INSTRUMENT.  THIS MORTGAGE SECURES CREDIT IN THE AMOUNT OF UP TO $5,000,000,000 AND ADVANCES UP TO THIS AMOUNT, TOGETHER WITH INTEREST, ARE SENIOR TO OTHER CREDITORS UNDER SUBSEQUENTLY FILED AND RECORDED MORTGAGES OR LIENS.

TAXPAYER IDENTIFICATION NUMBER 84‑0464189

Supplement 42 - Final - Page ii

Attachment 1	Summary of Terms for the Series 2018B Secured Obligations
Exhibit A-35	Certain Additional Real Property
Exhibit C	List of Counties in which Land is Located
Exhibit E-33	Description of Series 2018B Secured Obligations
Exhibit H-36

Recording Data of the Original Indenture, the First Supplemental Indenture through the Twenty-fourth Supplemental Indenture, and the Twenty-sixth Supplemental Indenture through the Forty-first Supplemental Indenture for the purpose of providing access to the full and complete descriptions of all property encumbered thereby (less any property released of record), and in the case of filings in Kansas, Nebraska, and Wyoming, full descriptions of property encumbered in Kansas, Nebraska, and Wyoming.  There is no Twenty-fifth Supplemental Indenture.

Exhibit O

(Conejos County, Colorado ONLY)  Copy of Original Indenture (O-1), the First Supplemental Indenture (O-2), the Second Supplemental Indenture (O 3), the Third Supplemental Indenture (O-4), the Fourth Supplemental Indenture (O-5), the Fifth Supplemental Indenture (O-6), the Sixth Supplemental Indenture (O-7), the Seventh Supplemental Indenture (O-8), the Eighth Supplemental Indenture (O-9), the Ninth Supplemental Indenture (O 10), the Tenth Supplemental Indenture (O-11), the Eleventh Supplemental Indenture (O-12), the Twelfth Supplemental Indenture (O-13), the Thirteenth Supplemental Indenture (O-14), the Fourteenth Supplemental Indenture (O 15), the Fifteenth Supplemental Indenture (O-16), the Sixteenth Supplemental Indenture (O-17), the Seventeenth Supplemental Indenture (O 18), the Eighteenth Supplemental Indenture (O-19), the Nineteenth Supplemental Indenture (O-20), the Twentieth Supplemental Indenture (O 21), the Twenty-first Supplemental Indenture (O-22), the Twenty-second Supplemental Indenture (O-23), the Twenty-third Supplemental Indenture (O 24), the Twenty-fourth Supplemental Indenture (O-25), the Twenty-sixth Supplemental Indenture (O-26), the Twenty-seventh Supplemental Indenture (O-27), the Twenty-eighth Supplemental Indenture (O-28), the Twenty-ninth Supplemental Indenture (O-29), the Thirtieth Supplemental Indenture (O-30), the Thirty-first Supplemental Indenture (O-31), the Thirty-second Supplemental Indenture (O-32), the Thirty-third Supplemental Indenture (O 33), the Thirty-fourth Supplemental Indenture (O-34), the Thirty-fifth Supplemental Indenture (O-35), the Thirty-sixth Supplemental Indenture (O 36), the Thirty-seventh Supplemental Indenture (O-37), the Thirty-eighth Supplemental Indenture (O-38), the Thirty-ninth Supplemental Indenture (O 39), the Forty-second Supplemental Indenture (O-40), and the Forty-first Supplemental Indenture (O-41).

Supplement 42 - Final - Page iii

SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 42

THIS SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 42, dated and effective as of December 11, 2018 (this “Forty-second Supplemental Indenture”), is between WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor through consolidation to Wells Fargo Bank West, National Association), a national banking association having a corporate trust office in Minneapolis, Minnesota and authorized to act as a corporate trustee in Colorado (the “Trustee”), and TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., a cooperative corporation organized and existing under the laws of the State of Colorado (the “Company”).

RECITALS

WHEREAS, the Company entered into the Master First Mortgage Indenture, Deed of Trust and Security Agreement, between the Company and the Trustee, amended, restated, and effective as of December 15, 1999 as previously amended and supplemented by forty supplemental indentures (collectively, the “Original Indenture”), for the purpose of providing for the issuance and securing of its senior secured debt thereunder; and

WHEREAS, pursuant to Sections 4.02 and 9.01(c) of the Original Indenture and the Term Loan Agreement, dated and effective as of December 11, 2018 (the “2018 CoBank Agreement”), among the Company, the lenders from time to time parties thereto, and CoBank, ACB, as administrative agent (in such capacity, the “Administrative Agent”), the Company has issued two (2) promissory notes (as more particularly described in Exhibit E-33 and Attachment 1, the “Obligations to Administrative Agent”), which are issued for the purpose of repaying outstanding commercial paper or delaying additional commercial paper advances, refinancing portions of the Company’s indebtedness, including the payment of any make-whole premium or breakage fee, funding an upcoming indebtedness payment, and other general corporate purposes, to be known as the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations Series 2018B (the “Series 2018B Secured Obligations”) and to further supplement the Original Indenture by this Forty-second Supplemental Indenture in order to authorize the Series 2018B Secured Obligations; and

WHEREAS, as permitted by Sections 2.02 and 2.12 of the Original Indenture, the Company has requested the Trustee to authenticate the Obligations to Administrative Agent as the Series 2018B Secured Obligations and to deliver them to the Administrative Agent, and such Series 2018B Secured Obligations shall be entitled to the lien of the Indenture on a parity with all other Secured Obligations Outstanding under the Indenture; and

WHEREAS, the Original Indenture has been filed of record in the official public records as described more particularly on Exhibit H-36 hereto; and

WHEREAS, in addition to the property described in the Original Indenture, the Company has acquired certain other property rights and interests in property; and

WHEREAS, all acts and things necessary to make this Forty-second Supplemental Indenture the valid, legal, and binding obligation of the Company and to constitute these presents, together with the Original Indenture, a valid indenture and agreement according to its terms, having been done and performed, and the execution of this Forty-second Supplemental Indenture having in all respects been duly authorized, the Original Indenture as amended by this Forty-second Supplemental Indenture (as so amended, the “Indenture”) shall be amended and supplemented as follows:

ARTICLE I – TRUST ESTATE

Section 1.01   Confirmation of Granting Clause.

The Company hereby confirms and ratifies each of the Granting Clauses contained in the Original Indenture in order to secure the payment of the principal of, premium, if any, and interest and any other amounts due on the Series 2018B Secured Obligations.

Section 1.02   Supplemental Grant.

Pursuant to Granting Clause Third of the Original Indenture and in order to secure the payment of the principal of, premium, if any, and interest and any other amounts due on the Series 2018B Secured Obligations,

Supplement 42 - Final - Page 1

and the performance of the covenants therein and in the Indenture contained, and to declare the terms and conditions on which the Series 2018B Secured Obligations are secured, and in consideration of the premises and of the acceptance of the Series 2018B Secured Obligations, by the Holders thereof, the Company by these presents does grant, bargain, sell, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, to be held in trust, together with the Trust Estate described in the Original Indenture, all property, rights, privileges and franchises of the Company of every kind and description, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired by the Company, wherever located, and grants a security interest therein for the purposes herein expressed, except any Excluded Property and any Excepted Property (each as defined in the Indenture) hereinafter expressly excepted from the lien hereof, or any property which has been released or disposed of pursuant to the terms of the Indenture, and including, without limitation, all and singular the following:

All right, title and interest of the Company in and to the real property more particularly described in Exhibit A-35 attached hereto, which identifies the real property acquired by the Company and not previously described in the Original Indenture.

A security interest in the Equipment, Contract Rights, General Intangibles and Proceeds (each as defined in the Original Indenture) of the personal property acquired by the Company since the recording of the Forty-first Supplemental Indenture; and in any funds, rights, rents, revenues and accounts receivable and general intangibles (including choses in action and judgments) arising under any contract subject to the lien of the Indenture all as described in GRANTING CLAUSE SECOND of the Indenture, acquired by the Company since the recording of the Forty-first Supplemental Indenture.

ARTICLE II – DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 2.01   Definitions of Words and Terms.

Words and terms used in this Forty-second Supplemental Indenture and not otherwise defined herein shall, except as otherwise stated, have the meanings assigned to them in the Original Indenture.

The following definitions shall be added to Section 1.01 of the Indenture in alphabetical order:

“Series 2018B Secured Obligations” shall mean the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations, Series 2018B, designated on Exhibit E-33, authorized by the Original Indenture as amended and supplemented by the Forty-second Supplemental Indenture.

“Forty-second Supplemental Indenture” shall mean the Supplemental Master Mortgage Indenture No. 42, between the Company and the Trustee, dated effective as of December 11, 2018.

Section 2.02   Conflicts with Supplemental Indentures.

Supplemental Indentures may contain covenants which are different than the covenants of the Company contained in this Forty-second Supplemental Indenture provided that such covenants shall not conflict with the Original Indenture (except as permitted under Article IX of the Original Indenture).  Such covenants are intended to be supplemental hereto and the Company shall be obligated to comply with all covenants concerning any matter whether contained in a Supplemental Indenture or this Forty-second Supplemental Indenture so long as such Supplemental Indenture is in effect.

ARTICLE III – AUTHORIZATION AND TERMS OF THE SERIES 2018B SECURED OBLIGATIONS

Section 3.01   Authorization of Series 2018B Secured Obligations.

(a)The Company hereby authorizes the authentication of two (2) promissory notes, both dated effective as of December 11, 2018, issued by the Company to the Administrative Agent in the principal amounts of $55,180,926.00 (which note is being issued in replacement of, and evidences the same outstanding indebtedness under, the Promissory Note, Loan No. ML0303T5, Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligation 2006A Obligation, dated June 8, 2006 issued by the Company to CoBank, ACB) and $69,819,074.00, respectively.  Such notes shall collectively constitute the Tri-State Generation and Transmission

Supplement 42 - Final - Page 2

Association, Inc. Electric System Secured Obligations, Series 2018B.  The Holder of the Series 2018B Secured Obligations is the Administrative Agent for the benefit of itself and each of the lenders party from time to time to the 2018 CoBank Agreement, and the Trustee shall execute a certificate of authentication to each of such notes which shall indicate that each of such notes is a Secured Obligation hereunder.

(b)The Series 2018B Secured Obligations are being issued for the purpose of repaying outstanding commercial paper or delaying additional commercial paper advances, refinancing portions of the Company’s indebtedness, including the payment of any make-whole premium or breakage fee, funding an upcoming indebtedness payment, and other general corporate purposes.  The Series 2018B Secured Obligations shall be issued in the form and with the interest payment dates and the maturity dates and at the rates of interest set forth in the 2018 CoBank Agreement and the Series 2018B Secured Obligations. The terms of repayment and prepayment of such Series 2018B Secured Obligations shall be as set forth in the 2018 CoBank Agreement and the Series 2018B Secured Obligations.

(c)No Series 2018B Secured Obligations shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Series 2018B Secured Obligations or on an allonge thereto a certificate of authentication substantially in the form provided for herein executed by the Trustee or an authenticating agent by manual signature, and such certificate upon any Series 2018B Secured Obligations shall be conclusive evidence, and the only evidence, that such Secured Obligations have been duly authenticated and delivered hereunder and are entitled to the benefits of this Indenture.

The Trustee's certificate of authentication for Series 2018B Secured Obligations shall be as set forth below:

Certificate of Authentication for Series 2018B Secured Obligations

(1)This instrument is a Secured Obligation under the terms of that certain Master First Mortgage Indenture, Deed of Trust and Security Agreement, as amended, restated and dated effective as of December 15, 1999, as amended (the "Master Indenture") and is secured thereunder on a parity with other Secured Obligations.

(2)In the event of the occurrence and continuance of an Event of Default under the Master Indenture, the Trustee shall enforce the remedies set forth under the Master Indenture for the benefit of all of the Holders of Secured Obligations.

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By: _____________________________

Authorized Signatory

(d)Pursuant to Section 2.02(b) of the Original Indenture, attached hereto as Attachment 1 is a summary of the terms of the notes for Series 2018B Secured Obligations.  Also attached hereto is Exhibit E-33, a description of the principal amount, maturity date, interest rate, and other terms of the notes constituting the Series 2018B Secured Obligations.

Section 3.02   Persons Deemed Holder.

Subject to the terms of Section 1.02(h) of the Original Indenture, the Trustee shall look to the Secured Obligation Register to conclusively determine the owners or Holders of such Series 2018B Secured Obligations for all purposes of the Indenture.

Section 3.03   Additional Secured Obligations to be Equally Secured.

Any series of Secured Obligations which may be authorized and issued pursuant to Article II of the Original Indenture shall be entitled to be secured under this Indenture equally and ratably with Secured Obligations theretofore

Supplement 42 - Final - Page 3

issued and then Outstanding with no priority of any series of Secured Obligations over any other series of Secured Obligations (subject to subparagraph (b)(xi) of Section 2.02 of the Original Indenture).

Section 3.04   Registration, Transfer and Exchange.

The Series 2018B Secured Obligations shall be registered, exchanged, and replaced pursuant to Sections 2.05 and 2.06 of the Original Indenture.

Section 3.05   Payments on the Series 2018B Secured Obligations.

Payment on the Series 2018B Secured Obligations shall be made in the manner and in accordance with the 2018 CoBank Agreement and the Series 2018B Secured Obligations.  The Company shall serve as the Paying Agent for the Series 2018B Secured Obligations, and the Place of Payment of the Series 2018B Secured Obligations shall be the corporate offices of the Company set forth in Section 1.03 of the Original Indenture.

Section 3.06   Redemption and Prepayment.

The Series 2018B Secured Obligations shall be redeemable or prepayable, including, without limitation, the payment of the Make-Whole Amount (as defined in the 2018 CoBank Agreement), if any, and the break funding payment, if any, in accordance with the terms of the instruments evidencing and relating to such Series 2018B Secured Obligations and the 2018 CoBank Agreement.

ARTICLE IV – SUPPLEMENTS TO CERTAIN EXHIBITS

Section 4.01   Supplements to Exhibits to Original Indenture.

Exhibits A and E attached to the Original Indenture, as previously supplemented, are hereby supplemented by Exhibits A-35 and E-33 attached hereto.  Exhibit H-36 is hereby incorporated into the Indenture as attached hereto. Exhibit C to the Original Indenture is hereby amended and restated in its entirety to read as set forth in Exhibit C attached hereto. Exhibit O (including O-1 through O-41), filed ONLY, in Conejos County, Colorado, is hereby incorporated into this Indenture as set forth in such Exhibit attached hereto.  All Exhibits and Attachments are incorporated herein by reference.

ARTICLE V – REPRESENTATIONS AND WARRANTIES

Section 5.01   Representations and Warranties.

The Company represents and warrants that (a) it is duly authorized under the laws of the State of Colorado and all other applicable provisions of law to execute this Forty-second Supplemental Indenture and to issue the Series 2018B Secured Obligations, (b) all corporate action on the part of the Company required by its organizational documents and the Original Indenture to establish this Forty-second Supplemental Indenture and the Series 2018B Secured Obligations as a binding and enforceable obligation of the Company has been duly and effectively taken, and (c) all requirements of the Original Indenture, including but not limited to the requirements of Sections 2.02, 2.12, and 4.02, for the issuance and authentication of the Series 2018B Secured Obligations have been satisfied.

Section 5.02   Covenants under the Original Indenture.

The Company confirms, covenants and agrees that so long as any Series 2018B Secured Obligations remain Outstanding, it will deliver to the Trustee all reports, opinions and other documents required by the Original Indenture to be submitted to the Trustee at the time said reports, opinions or other documents are required to be submitted to the Trustee, and that it will faithfully perform or cause to be performed at all times any and all covenants, agreements and undertakings required on the part of the Company contained in the Indenture and the Series 2018B Secured Obligations.  The Company further confirms its covenants and agrees with its undertakings in the Original Indenture.

Supplement 42 - Final - Page 4

ARTICLE VI – MISCELLANEOUS PROVISIONS

Section 6.01   Ratification of Indenture.

The Original Indenture as amended and supplemented by this Forty-second Supplemental Indenture is in all respects ratified and confirmed, except as to any liens created by the Original Indenture which have been heretofore released of record, and the Original Indenture as so amended and supplemented shall be read, taken and construed as one and the same instrument.  Except as herein otherwise expressly provided, all the provisions, definitions, terms and conditions of the Original Indenture shall be deemed to be incorporated in, and made a part of, this Forty-second Supplemental Indenture.  All references to "this Indenture" or to "the Indenture" or to "hereunder" in the Indenture shall be to the Original Indenture, as amended and supplemented by this Forty-second Supplemental Indenture, and as otherwise amended and supplemented from time to time.  Except as amended and supplemented by this Forty-second Supplemental Indenture, and except as to any liens created by the Original Indenture which have heretofore been released of record, the Original Indenture remains in full force and effect and is hereby ratified in full by the parties hereto.

Section 6.02   Benefits of Indenture.

Nothing in this Forty-second Supplemental Indenture is intended to give any Person, other than the parties hereto and the Holders of Outstanding Secured Obligations and any Credit Provider to the extent provided herein, any benefit or any legal or equitable right, remedy or claim under this Forty-second Supplemental Indenture.

Section 6.03   Provisions of the Indenture to Control.

The provisions of Article VII of the Indenture shall control the terms under which the Trustee shall serve under this Forty-second Supplemental Indenture.

Section 6.04   Binding Effect.

All the covenants, stipulations, promises and agreements in this Forty-second Supplemental Indenture by or on behalf of the Company shall inure to the benefit of the parties hereto and the Holders, and shall bind their respective successors and assigns, whether so expressed or not.

Section 6.05   Severability Clause.

In case any provision in this Forty-second Supplemental Indenture or in any Secured Obligations shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.06   Execution in Counterparts.

This Forty-second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; and all of which shall together constitute but one and the same instrument.

Section 6.07   Governing Law.

This Forty-second Supplemental Indenture shall be construed and the rights and obligations of the parties hereunder enforced in accordance with and governed by the laws of the State of Colorado and applicable federal law, except (a) to the extent that the law of any other jurisdiction shall be mandatorily applicable; (b) to the extent that perfection, priority and enforcement and the effect of perfection, priority and enforcement of the lien of this Forty-second Supplemental Indenture, notice and enforcement of remedies may be governed by the laws of any state other than the State of Colorado as provided by law (including but not limited to the applicable laws of the States); or (c) that the rights, duties, obligations, privileges and immunities of the Trustee shall be governed by the laws of the jurisdiction in which the corporate trust office of the Trustee is located.

Section 6.08   Effect of Headings and Table of Contents.

The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Supplement 42 - Final - Page 5

Section 6.09   Successors and Assigns.

All covenants and agreements in this Forty-second Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 6.10   Entire Agreement.

This Forty-second Supplemental Indenture embodies the entire agreement among the parties hereto with respect to the subject matters hereof.

Section 6.11   Acceptance of Trust.

The Trustee hereby acknowledges and accepts the trusts granted hereby.

 [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Supplement 42 - Final - Page 6

IN WITNESS WHEREOF, the parties hereto have caused this Forty-second Supplemental Indenture to be duly executed by the persons thereunto duly authorized, as of the date and year first above written.

TRI-STATE GENERATION AND

TRANSMISSION ASSOCIATION, INC.,

as the Company

By/s/ Rick L Gordon____________

[SEAL]Rick L. Gordon

Chairman and President

Tri-State Generation and Transmission Association, Inc.

1100 W. 116th Avenue

Westminster, Colorado  80234

ATTEST:

By: /s/ Julie Kilty________

Julie Kilty

Secretary

STATE OF COLORADO)

)ss.

COUNTY OF ADAMS)

The foregoing instrument was acknowledged before me this 4th day of December, 2018, by Rick L. Gordon, Chairman and President of Tri-State Generation and Transmission Association, Inc.

Witness my hand and official seal.

/s/ Pamela Lee Schroeder

Notary Public

(Notary Seal)

My commission expires:  4-4-22

Signature page for Supplemental Master Mortgage Indenture No. 42

Supplement 42 - Final – Page 7

WELLS FARGO BANK,

NATIONAL ASSOCIATION,

as Trustee

By:/s/ Patrick T. Giordano

Patrick T. Giordano

Vice President, Corporate Trust

Wells Fargo Bank, National Association

125 High Street, 15th Floor

MAC J9226-154

Boston, MA 02110-2704

STATE OF MASSACHUSETTS)

)ss.

COUNTY OF SUFFOLK)

The foregoing instrument was acknowledged before me this 4th day of December, 2018, by Patrick T. Giordano, Vice President of Wells Fargo Bank, National Association.

Witness my hand and official seal.

/s/ Cathleen Cogliano Bilich

Notary Public

(Notary Seal)

My commission expires:  October 24, 2019

Signature page for Supplemental Master Mortgage Indenture No. 42

Supplement 42 - Final – Page 8

ATTACHMENT 1

TO

SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 42

Summary of Terms for Series 2018B Secured Obligations

Series 2018B Secured Obligations

CoBank 2018 Term A Note:

Borrower:  Tri-State Generation and Transmission Association, Inc.

Lender:  CoBank, ACB, a federally chartered instrumentality of the United States, as administrative agent for various lenders

Principal:  $55,180,926.00

Interest Rate(s):  This note provides for the interest rate to be determined on or prior to the time of the advance.

Maturity Date:  12/1/2028

Issue Date:  12/11/2018

CoBank 2018 Term B Note:

Borrower:  Tri-State Generation and Transmission Association, Inc.

Lender:  CoBank, ACB, a federally chartered instrumentality of the United States, as administrative agent for various lenders

Principal:  $69,819,074.00

Interest Rate(s):  This note provides for the interest rate to be determined at the time of the advance or any conversion.

Maturity Date:  12/1/2038

Issue Date:  12/11/2018

Attachment 1 to Supplemental Master Mortgage Indenture No. 42Page 1 of 1

EXHIBIT A-35

to the Supplemental Master Mortgage Indenture No. 42

A full copy of the Forty-second Supplemental Indenture with the full Exhibit A-35 relevant to each individual state is being filed of record with the Secretary of State of each of the States of Arizona, Colorado, Kansas, Nebraska, New Mexico and Wyoming.  Counterparts of this Forty-second Supplemental Indenture that are being filed in counties in Arizona, Colorado, Kansas, Nebraska and Wyoming contain an Exhibit A-35 which identifies the fee owned property acquired by the Company and not previously described in the Original Indenture in that particular county and those easements acquired by the Company and not previously described in the Original Indenture in that particular county. In New Mexico, a notice of the recordings filed in the public utility filings of the New Mexico Secretary of State is filed in each appropriate New Mexico county.

Exhibit A-35 to Supplemental Master Mortgage Indenture No. 42

EXHIBIT C

Listing of Counties in which Land is Located

December 11, 2018

Amended and Restated Exhibit C to the Indenture

(Supplemental Master Mortgage Indenture No. 42)

State of Arizona:	Colorado (Cont’d)	State of New Mexico:
Apache	Phillips	Bernalillo
	Prowers	Cibola
State of Colorado:	Pueblo	Colfax
Adams	Rio Blanco	Dona Ana
Alamosa	Rio Grande	Grant
Arapahoe	Routt	Harding
Archuleta	Saguache	Hidalgo
Baca	San Juan	Luna
Bent	San Miguel	McKinley
Boulder	Washington	Mora
Broomfield	Weld	Otero
Chaffee	Yuma	Rio Arriba
Cheyenne		San Juan
Conjeos	State of Kansas:	San Miguel
Crowley	Finney	Sandoval
Delta		Sierra
Dolores	State of Nebraska:	Socorro
Eagle	Arthur	Taos
El Paso	Banner	Torrance
Elbert	Box Butte	Union
Garfield	Chase	Valencia
Grand	Cheyenne
Gunnison	Deuel	State of Wyoming:
Hinsdale	Dundy	Albany
Huerfano	Garden	Big Horn
Jefferson	Grant	Campbell
Kiowa	Keith	Carbon
Kit Carson	Kimball	Converse
La Plata	Lincoln	Fremont
Larimer	Morrill	Goshen
Las Animas	Perkins	Hot Springs
Lincoln	Scotts Bluff	Johnson
Logan		Laramie
Mesa		Natrona
Moffat		Niobrara
Montezuma		Park
Montrose		Platte
Morgan
Otero
Ouray

Exhibit C

EXHIBIT E-33

Description of the Secured Obligations Under This Indenture

On the Date of Execution and Delivery of this Indenture

Tri-State Generation and Transmission Association, Inc. Electric System

Secured Obligations Series 2018B (2018 CoBank Agreement)

Note No.	Execution Date	Stated Principal Amount	Interest Rate(s)	Stated Maturity Date

CoBank 2018 Term A	12/11/2018	$55,180,926.00	TBD	12/1/2028
CoBank 2018 Term B	12/11/2018	$69,819,074.00	Variable	12/1/2038

E-33

EXHIBIT H-36

to the Supplemental Master Mortgage Indenture No. 42

A full copy of the Forty-second Supplemental Indenture with the Exhibit H-36 relevant to each individual state is being filed of record with the Secretary of State of each of the States of Arizona, Colorado, Kansas, Nebraska, New Mexico and Wyoming.  Counterparts of this Forty-second Supplemental Indenture that are being filed in counties in Arizona, Colorado, Kansas, Nebraska and Wyoming contain an Exhibit H-36 which identifies the recording data of the Original Indenture, the First Supplemental Indenture through the Twenty-fourth Supplemental Indenture, and the Twenty-sixth Supplemental Indenture through the Forty-first Supplemental Indenture for that county for the purpose of providing access to the full and complete descriptions of all property encumbered thereby (less property released of record) and in the case of filings in Kansas, Nebraska and Wyoming, full descriptions of property encumbered in that applicable county in Kansas, Nebraska and Wyoming.  In New Mexico, a notice of the recordings filed in the public utility filings of the New Mexico Secretary of State is filed in each appropriate New Mexico county.  There is no Twenty-fifth Supplemental Indenture.

Exhibit H-36 cover page to Supplemental Master Mortgage Indenture No. 42

EXHIBIT H-36

RECORDING INFORMATION FOR

____________ COUNTY, [STATE]

County	Document	Recording Information	Date of Recording
Original Indenture
Supplement 1
Supplement 2
Supplement 3
Supplement 4
Supplement 5
Supplement 6
Supplement 7
Supplement 8
Supplement 9
Supplement 10
Supplement 11
Supplement 12
Supplement 13
Supplement 14
Supplement 15
Supplement 16
Supplement 17
Supplement 18
Supplement 19
Supplement 20
Supplement 21
Supplement 22
Supplement 23
Supplement 24
Supplement 26*
Supplement 27
Supplement 28
Supplement 29
Supplement 30
Supplement 31
Supplement 32
Supplement 33
Supplement 34
Supplement 35
Supplement 36
Supplement 37
Supplement 38
Supplement 40
Supplement 41

*Supplement 25 was skipped and will not be used.